UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2014, Northern Oil and Gas, Inc. (the “Company”) entered into a Borrowing Base Redetermination (the “Redetermination”) under its third amended and restated credit agreement, dated February 28, 2012, as amended (the “Credit Agreement”), governing the Company’s revolving credit facility with Royal Bank of Canada, as Administrative Agent, and the 13 lenders party thereto.  Pursuant to the Redetermination, the Company’s borrowing base under the credit facility has been increased from $450 million to $500 million.  The next redetermination of the borrowing base is scheduled for October 1, 2014.

The Redetermination is included as exhibit 10.1 to this Form 8-K, and the foregoing description is qualified by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.            Regulation FD Disclosure.

On April 2, 2014, the Company issued a press release regarding the foregoing, a copy of which is furnished as exhibit 99.1 hereto.

Item 9.01.            Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Borrowing Base Redetermination, dated March 31, 2014, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
99.1	Press release of Northern Oil and Gas, Inc., dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Borrowing Base Redetermination, dated March 31, 2014, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
99.1	Press release of Northern Oil and Gas, Inc., dated April 2, 2014.